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                                                                    EXHIBIT 99.1


                         CERTAIN INFORMATION PROVIDED TO
                            PROSPECTIVE INVESTORS IN
                          PROPOSED PRIVATE PLACEMENT OF
                             SENIOR DEBT SECURITIES





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                            PRO FORMA CAPITALIZATION

         The following sets forth our historical capitalization as of September 30, 2000 and our adjusted capitalization as of September 30, 2000, assuming our proposed private placement of senior notes were consummated on such date.

                                                                 As of September 30, 2000
                                                             --------------------------------
                                                             Actual                  Adjusted
                                                             ------                  --------
Cash and Equivalents                                         $  2.9                   $ 48.7
                                                             ======                   ======

Revolving Credit Facility                                      47.5                       --
Current Maturities of long-term debt                            5.0                      5.0
Long-term debt, less current maturities
   % Senior Notes due 2007                                       --                    200.0
   Other long-term debt                                        19.0                     19.0
   Subordinated Note to Weatherford                           100.0                       --
                                                             ------                   ------

   Total long-term debt, less current maturities              119.0                    219.0

Stockholder's Equity                                          455.2                    455.2
                                                             ------                   ------

    Total Capitalization                                     $626.7                   $679.3
                                                             ======                   ======

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                         CERTAIN FINANCIAL INFORMATION

The following summarizes certain financial information that we may provide to prospective purchasers in our proposed private placement of senior notes relating to our two operating segments: (1) drill stem products and (2) enginneered connections and premium tubulars.

DRILL STEM PRODUCTS

The following chart sets forth for the periods presented (1) the number of feet of drill pipe sold by Grant Prideco during the applicable period, (2) Grant's consolidated EBITDA (earnings before interest, taxes, depreciation and amortization for its drill stem segment during the applicable period, and (3) the average price per foot for drill pipe sold during the applicable period.


                             Twelve months ended 1999       Third quarter 2000 Annualized    First Quarter 1998 Annualized
                             ------------------------       -----------------------------    -----------------------------
Volume                              3.2 million ft.                   6.0 million ft.                  12.0 million ft.
EBITDA                              Nil                               $61                              $160
Pricing                             $30/ft.                           $32/ft.                          $31/ft.


ENGINEERED CONNECTIONS AND PREMIUM TUBING SEGMENT

The following chart sets forth for our engineered connections and premium tubulars segment (1) revenues for such segment during the applicable period, (2) EBITDA for such segment during the applicable period and (3) the percentage amount that the average price received for products sold by such segment were less than or exceeded prices received during the fourth quarter of 1997.


                                                            Third Quarter of 2000            Fourth Quarter of 1997
                             Twelve Months Ended 1999               Annualized                        Annualized
                             ------------------------       ----------------------          ------------------------
Revenues                         $152 M                            $262 M                           $332 M
EBITDA                            $21 M                             $54 M                            $65 M
Pricing                           (15%)                             15%+                          No deviation:
                                                                                                 Benchmark Price

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Through acquisitions in late 1998 and during 1999, and due to a consolidation of manufacturing operations, we believe we have reduced our cost structure from that which existing during the period of peak demand for our products during the fourth quarter of 1997 and the first quarter of 1998. The following chart sets forth a general estimate of the amount that our annualized first quarter EBITDA for our drill stem segment for the first quarter of 1998 would have increased had these acquisitions and consolidations taken place prior to such period of time. The following chart

 1. Assumes industry conditions exactly the same as those existing in the first quarter of 1998 (including demand for our products and services, prices of raw materials from third parties, prices we receive for our products and services and internal costs).

 2.  Assumes we sold 12 million ft of drill pipe at an average price of $31 foot

 3. Assumes that no other factors or cost levels have changed since the first quarter of 1998 (including energy costs, labor costs and other costs incurred in our operations).

We cannot assure you that our operations or industry conditions will ever reach the levels assumed in this chart, or that industry conditions will ever reach or come close to that experienced during the first quarter of 1998. Demand for our products and services have not returned to first quarter 1998 levels, thus we currently are not experiencing the costs savings set forth in the following chart and there can be no assurance that we ever will. Many factors affecting our business have changed since then, including raw material costs, labor costs and prices for raw materials, competitive landscapes, regulations, rig counts and prices of oil and gas, thus it is impossible for us to estimate the actual amount of savings, if any, these acquisitions and consolidations actually will have on our results of operations. You should read the numerous factors set forth in our filings with the Securities and Exchange Commission which outline the risks associated with our business and why the benefits we believe we may actually receive from these acquisitions and consolidations may differ from the estimates set forth in our forward looking statements.

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           Q1 '98 EBITDA                       $   210
           (Annualized)

           Vertical                                 50
           Integration**

           Manufacturing                            12
           Consolidation***

           Competitive                               8
           Consolidations****
                                               -------

           EBITDA                              $   280
                                               =======

**Estimated cost saving relating to our acquisitions of TF de Mexico and investment in Voest Alpine, had such acquisition and investment occurred prior to the first quarter of 1998. Savings from Voest Alpine include earnings we would receive from our investment in Voest Alpine, which is accounted for under the equity method of accounting.

***Estimated cost saving relating to plant consolidations had such consolidations occurred prior to the first quarter of 1998. During 1999 and 2000, we began consolidating four U.S. manufacturing facilities into two and two foreign manufacturing locations into one. Such consolidations should be completed by the first quarter of 2001.

**** Estimated earnings relating to other acquisitions, assuming such acquisitions occurred prior to the first quarter of 1998.